UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2026

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 3rd Avenue North, #400 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Horberg Exchange Agreement

On October 14, 2026, the Company entered into an Exchange Agreement (the “Series D Exchange”) with Horberg Enterprises, LP (“Horberg”). The Company previously sold Horberg 100,000 shares of Series D Convertible Preferred Stock pursuant to that certain Securities Purchase Agreement dated as of October 1, 2025. Pursuant to the Series D Exchange, the Company and Horberg agreed to exchange and convert 6,800 shares of Series D Convertible Preferred Stock for 51 shares of Series E Preferred Stock, representing a dollar amount of $51,000.

On October 14, 2026, the Company entered into an additional Exchange Agreement (the “Series E Exchange”) with Horberg. Pursuant to the Series E Exchange, the Company and Horberg agreed to exchange and convert 51 shares of Series E Preferred Stock for 1,104,853 shares of common stock.

The foregoing descriptions of the Series D and Series E Exchange are not a complete description of all of the parties’ rights and obligations under the Exchange, and are qualified in their entirety by reference to the Series D Exchange Agreement and Series E Exchange Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Streeterville June 2025 Note Exchange Agreement

On October 14, 2026, the Company entered into an Exchange Agreement (the “Note Exchange”) with Streeterville Capital, LLC. The Company previously entered into that certain Secured Promissory Note (the “Note”), with an original issuance date of June 26, 2025 in the principal amount of $5,470,000. Pursuant to the Note Exchange, the Company and Streeterville agreed to partition a new Secured Promissory Note in the original principal amount of $65,000 (the “Partitioned Note”) from the Note and then cause the outstanding balance of the Note to be reduced by an amount equal to the initial outstanding balance of the Partitioned Note. Concurrently, the Partitioned Note was exchanged for 990,853 shares of the Company’s common stock.

The foregoing descriptions of the Note Exchange is not a complete description of all of the parties’ rights and obligations under the Note Exchange, and are qualified in its entirety by reference to the Form Note Exchange Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 29, 2026. The form of Note Exchange was identical for the exchange except for the conversion dollar amounts and number of shares converted thereunder.

Hinterland Partners Financing

Strategic Financing Overview

On October 22, 2026, American Rebel Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Hinterland Partners LLC (the “Buyer”), establishing a financing arrangement pursuant to which the Company may access up to $45,000,000 in aggregate purchase price through multiple tranches, corresponding to aggregate note principal of up to $50,000,000 (subject to adjustment), subject to the terms and conditions applicable to the respective tranches. The Company views the financing as an additional source of strategic growth capital intended to support business development, working capital and the continued commercial expansion of the Company’s operating businesses, particularly American Rebel Beverages, LLC.

The financing expands the Company’s access to external capital through a new capital relationship while preserving the collateral rights associated with the Company’s existing senior secured financing arrangements. The Note is unsecured and expressly provides that it is junior and subordinate, with respect to collateral rights granted to Streeterville Capital, LLC in connection with transactions entered into in June 2025 and July 2026.

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First Tranche and Strategic Use of Proceeds

On the Closing Date (as defined in the Purchase Agreement), the Company issued the initial tranche of the Note (the “First Tranche”) in the principal amount of $500,000 for a purchase price of $450,000. The Buyer funded the purchase price net of agreed withholdings for legal fees of $10,000, a non-accountable due diligence fee of $10,000, and a placement agent fee of $13,500 payable to Finalis Securities LLC. Upon funding, the outstanding principal under the First Tranche is $500,000 (including the prorated original issue discount), and the prorated one-time interest charge is $60,000. The maturity date for each tranche is twelve (12) months from the funding date of that tranche.

Consistent with the use-of-proceeds provisions of the Purchase Agreement, the Company intends to use the net proceeds of the financing primarily for business development, general working capital and to support the operating, commercial and strategic growth initiatives of American Rebel Beverages, LLC. Expected uses include inventory acquisition, inventory management, production scheduling, freight and logistics, accounts payable support, distributor development, retailer placement initiatives, sales and marketing activities, brand-building initiatives, promotional partnerships, NIL-related endorsements, influencer marketing, and other commercially reasonable expenditures intended to expand the American Rebel beverage platform.

Subject to the limitations and permitted-use baskets contained in the Company’s existing financing agreements, a portion of the proceeds may also be allocated to Champion Safe Company for working-capital purposes, to American Rebel Licensing NIL I for licensing, promotional and brand-activation activities, or to other subsidiaries or affiliates of the Company for working-capital, operational, licensing, marketing, administrative, strategic or other purposes permitted under the Company’s existing financing agreements. Any such allocation shall be made only to the extent the expenditure falls within applicable permitted working-capital baskets, carve-outs or covenant exceptions. The Company does not intend to knowingly deploy proceeds in a manner that, at the time of deployment, would constitute a material violation of the Company’s existing financing agreements.

Relationship to Existing Secured Financing and Management Covenant Assessment

The Hinterland financing was structured as unsecured indebtedness and does not create a lien or security interest in collateral pledged under the Company’s existing secured financing arrangements with Streeterville Capital, LLC. The Note expressly provides that Hinterland’s rights are junior and subordinate with respect to collateral rights and payment rights arising from collateral proceeds subject to the Company’s Streeterville financing arrangements, including the DACA I and DACA II accounts and related collateral.

Following management’s review of the Company’s existing financing arrangements, management believes that the Hinterland financing, including the intended use of proceeds from the First Tranche, has been structured to operate within applicable permitted indebtedness provisions, working-capital allowances, baskets, carve-outs and covenant exceptions under the Company’s existing Streeterville financing arrangements. Management further believes that the intended deployment of the First Tranche proceeds, if made in accordance with the permitted uses described above, is consistent with applicable working-capital and other permitted-use provisions of those existing arrangements. The Company intends to administer the financing and deployment of proceeds in a manner designed to maintain compliance with its existing financing agreements.

As additional context regarding the Company’s existing secured financing arrangements, as of September 25, 2026, management reported approximately $5.89 million of combined restricted cash held at Lakeside Bank in deposit accounts subject to the Company’s Streeterville-related deposit account control arrangements. These amounts are restricted cash and are not presented as unrestricted liquidity available for general corporate purposes. The restricted cash is maintained in connection with the Company’s existing secured financing structure and is separate from the proceeds received under the Hinterland financing.

Potential Follow-on Capital and Additional Tranches

If, within ninety (90) calendar days after the date of the Purchase Agreement, the conditions specified in the Purchase Agreement are satisfied, including the absence of an Event of Default under the Note, no material breach of the Transaction Documents, and effectiveness of a registration statement covering the resale of Conversion Shares and Series D Conversion Shares under the First and Second Tranches, the Buyer shall fund a Second Tranche of $500,000 principal ($450,000 purchase price) within five business days after satisfaction of those conditions. Additional tranches beyond the First and Second Tranches are subject to the mutual written agreement of the parties. Accordingly, the transaction establishes a framework through which the Company may access additional capital from the Buyer as applicable conditions are satisfied and, with respect to additional tranches, subject to further mutual agreement.

Conversion Rights

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The Holder may convert all or any portion of the outstanding principal and interest (including any default interest) into shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), on any calendar day on or after the date that is 180 calendar days after the Issue Date (October 22, 2026), subject to a 4.99% beneficial ownership limitation. Notwithstanding the foregoing, if a registration statement covering the resale of the applicable Conversion Shares is declared effective by the Securities and Exchange Commission prior to the 180-day anniversary of the Issue Date, the Holder may convert up to 10% of the original principal amount of the respective tranche (plus accrued interest) as of the effectiveness date, and an additional 10% after each subsequent 30-calendar-day milestone period until the 180-day anniversary.

The Conversion Price equals the Market Price, defined as 85% of the lowest traded price of the Common Stock on the Principal Market during the seven (7) Trading Days immediately preceding the Conversion Date (80% with respect to the First Tranche and related interest). The Conversion Price is subject to customary adjustments for stock dividends, splits, combinations, reclassifications, and certain other events. The Holder may deduct $1,950 from each conversion amount to cover conversion-related fees. The Company is required to reserve the greater of (a) 56,000,000 shares of Common Stock or (b) four (4) times the number of shares issuable upon full conversion of the Note at the then-applicable Conversion Price.

Series D Preferred Stock

As additional consideration for each tranche, the Company will issue to the Buyer a number of shares of its Series D Convertible Preferred Stock (the “Series D Preferred Shares”) equal to 20% of the principal amount of such tranche divided by the then-applicable stated value of the Series D Preferred Stock (currently $7.50 per share). The Series D Preferred Shares are earned in full as of the closing of the applicable tranche. For the First Tranche, this equates to 13,334 shares of Series D Preferred Stock.

Capital Management Flexibility; Prepayment

The Company has a limited one-time right, exercisable on five Trading Days’ prior written notice, to prepay 99% of the outstanding principal and 100% of accrued interest of a tranche during the first 180 calendar days after its Funding Date, at a prepayment percentage of 100% plus a $750 administrative fee. The Holder may elect to convert the prepayable portion during the notice period instead of accepting prepayment. The prepayment provisions provide the Company with a contractual mechanism to reduce outstanding amounts prior to maturity, subject to the Holder’s conversion rights during the applicable notice period.

Certain Other Material Terms

The Note contains customary Events of Default (including failure to pay, conversion failures, breaches of covenants or representations, bankruptcy events, failure to maintain reporting status under the Exchange Act, delisting or suspension of trading, failure to maintain a minimum market capitalization of $1,000,000, and certain other events). Upon an Event of Default, the outstanding amounts become immediately due and payable at 150% of the principal plus accrued interest (the “Default Amount”), and the Holder may convert the Default Amount into Common Stock.

The Purchase Agreement and Note contain additional customary covenants, including restrictions on certain distributions, asset sales, affiliate transactions, Variable Rate Transactions, Prohibited Transactions (merchant cash advances or similar), and a right of participation in certain subsequent placements, as well as registration rights (including piggy-back rights) and requirements regarding transfer agent instructions and share reservation.

The foregoing descriptions of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On October 14, 2026, the Company issued Horberg Enterprises LP 1,104,853 shares of common stock, valued at $0.0461 per share, pursuant to a preferred stock exchange agreement set forth in Item 1.01 above.

On October 14, 2026, the Company issued Streeterville 990,853 shares of common stock pursuant to the exchange agreement described in Item 1.01 above at a per share price of $0.0656.

On October 22, 2026, the Company issued Hinterland Partners LLC 13,334 shares of Series D Preferred Stock pursuant to the terms of the Note set forth under Item 1.01 of this Current Report on Form 8-K.

On October 26, 2026, Silverback Capital Corporation (“SCC”) requested the issuance of 500,000 shares of Common Stock to SCC, representing a payment of approximately $17,100.

All of the above-described issuances (if any) were exempt from registration pursuant to Section 4(a)(2), and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 20, 2026, the Company’s board of directors approved amending the certificate of designation of the Company’s Series D Convertible Preferred Stock to add a new Section 7 adding a beneficial ownership limitation to the rights and preferences of the Series D Convertible Preferred Stock. The amended certificate of designation is attached hereto as Exhibit 4.1. A majority of the holders of the Series D Convertible Preferred Stock approved the corporate action by written consent in lieu of a meeting on or about October 13, 2026.

Item 7.01. Regulation FD Disclosure.

On October 27, 2026, the Company’s wholly-owned subsidiary, Champion Safe Company, Inc., issued a press release titled “Champion Safe Utah Factory Transformation Takes Shape as Major Lean Realignment Moves Forward.” A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report.

The information contained in this Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Amended Certificate of Designation of Series D Convertible Preferred Stock dated October 20, 2026
10.1	Horberg Series D Exchange Agreement dated October 14, 2026
10.2	Horberg Series E Exchange Agreement dated October 14, 2026
10.3	Securities Purchase Agreement, dated October 22, 2026, by and between American Rebel Holdings, Inc. and Hinterland Partners LLC
10.4	Convertible Promissory Note, dated October 22, 2026, issued by American Rebel Holdings, Inc. to Hinterland Partners LLC
99.1	Champion Safe Utah Factory Transformation Update press release dated October 27, 2026
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: October 28, 2026	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chief Executive Officer

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